GABELLI ETFs TRUST 485BPOS

Exhibit 28(i)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Gabelli ETFs Trust as filed with the Securities and Exchange Commission on or about April 28, 2023.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
April 28, 2023